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                                                                   Exhibit 5


                   LETTERHEAD OF BINGHAM, DANA & GOULD LLP



                               October 17, 1996


Concord EFS, Inc.
2525 Horizon Lake Drive, Suite 120
Memphis, TN 38133

Dear Ladies and Gentlemen:

        We have acted as counsel for Concord EFS, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 3,450,000 shares (including 450,000 shares reserved to cover over-allotments, if any) of the Company's Common Stock, par value $0.33 1/3 per share (the "Shares"), pursuant to a Registration Statement on Form S-3, File No. 333-13309 (as amended, the Registration Statement"), initially filed with the Securities Exchange Commission on October 2, 1996.

        As such counsel, we have reviewed the corporate proceedings of the Company with respect to the authorization of the issuance of the Shares. We have also examined and relied upon originals or copies, certified or otherwise identified or authenticated to our satisfaction, of such corporate records, instruments, agreements or other documents of the Company, and certificates of officers of the Company as to certain factual matters, and have made such investigation of law and have discussed with officers and representatives of the Company such questions of fact, as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

        We have also assumed that an Underwriting Agreement, dated October __, 1996 substantially in the form of Exhibit 1.1 to the Registration Statement, between the Company and William Blair & Company L.L.C., Montgomery Securities, Morgan Keegan & Company, Inc., and Adams,

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Concord EFS, Inc.
October 17, 1996
Page 2


Harkness & Hill, Inc. (the "Underwriting Agreement"), will have been duly executed and delivered pursuant to the authorizing resolutions of the Board of Directors of the Company and that the Shares will be sold and transferred only upon the payment therefor as provided in the Underwriting Agreement. We have further assumed that the registration requirements of the Act and all applicable requirements of state laws regulating the sale of securities will have been duly satisfied.

        This opinion is limited solely to the Delaware General Corporation Law as applied by courts located in Delaware.

        Based upon and subject to the foregoing, we are of the opinion that:

        1. The issuance and sale of the Shares as contemplated in the Registration Statement have been duly authorized by the Company.

        2. The Shares, when issued, sold, delivered and paid for in accordance with the provisions of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement.

                                        Very truly yours,


                                        BINGHAM, DANA & GOULD LLP